Exhibit 10.42

AGREEMENT

        THIS AGREEMENT, made this __ day of March, 2005 by and between Derma Sciences, Inc., a business corporation organized under the laws of the Commonwealth of Pennsylvania , United States (“Derma U.S.”), Derma Sciences Canada Inc., a corporation organized under the laws of the Province of Ontario, Canada (“Derma Canada”) and Frederic Eigner (“Employee”).

        WHEREAS, Employee is currently employed by Derma U.S. as its Executive Vice President - Operations and by Derma Canada as its General Manager, and

        WHEREAS, the parties desire to memorialize the terms and conditions of Employee’s employment, NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and covenants herein contained, hereby agree as follows:

        1. Employment. Derma U.S. hereby employs Employee, and Employee agrees to be employed, as its Executive Vice President – Operations and Derma Canada hereby employs Employee, and Employee agrees to be employed, as its General Manager upon the terms and conditions hereinbelow set forth.

        2. Time and Efforts. Employee will devote substantially all of his business time and efforts to his duties hereunder.

        3. Compensation. During the Term hereof Derma Canada shall pay compensation to Employee as follows:

        (a) Base compensation at the rate of One Hundred Forty-Two Thousand Dollars ($142,000) Cdn. per year;

        (b) Bonus, stock options and/or such other incentive compensation as may be determined by the board of directors of Derma U.S. upon recommendation of its compensation committee.

        Reviews by the compensation committee of Employee’s base compensation and incentive compensation shall be undertaken not less often than annually. The principal criteria utilized by the compensation committee in the conduct of its reviews shall be the extent to which Derma U.S. and Derma Canada attain their performance objectives and the extent of Employee’s contributions thereto.

        4. Term. This Agreement shall be effective as of March 3, 2005 and shall expire on February 28, 2006 unless sooner terminated pursuant to Sections 5 or 6 hereinbelow or unless renewed or extended by mutual agreement of the parties hereto.

        5. Severance. In the event Derma U.S. or Derma Canada, without cause, either terminates the employment of Employee or fails to renew this Agreement upon expiration hereof, Derma U.S. shall pay to Employee severance compensation in the amount of one year’s base compensation, from the date of said termination or expiration, as applicable, at the rate most recently in effect pursuant to paragraph 3(a) hereof.

        6. Change in Control. Within six months of the occurrence of a “change in control” of Derma U.S. (defined below), Employee may, but shall have no obligation to, tender his resignation and receive severance compensation as provided in paragraph 5 above to the same extent as if Derma U.S. or Derma Canada had terminated Employee without cause as of the date of Employee’s resignation. For purposes of this paragraph, a “change in control” shall mean a change in ownership of stock possessing greater than fifty percent (50%) of the total combined voting power of all classes of stock entitled to vote of Derma U.S.

        7. Option Exercise Extension. In the event that Derma U.S. or Derma Canada, without cause, either terminates Employee’s employment or fails to renew this Agreement upon expiration hereof, or in the event Employee tenders his resignation upon a “change in control,” then the period to exercise any option to purchase the securities of Derma U.S. of which Employee may be possessed shall be extended to the expiration thereof as set forth in the option instrument.

        IN WITNESS WHEREOF, this Agreement has been executed by Employer and Employee as of the date first hereinabove written.

EMPLOYER:
DERMA SCIENCES, INC.
By:________________________________
Edward J. Quilty
President and Chief Executive Officer
DERMA SCIENCES CANADA INC.
By:________________________________
Edward J. Quilty
President and Chief Executive Officer
EMPLOYEE:
___________________________________
Fredric Eigner

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